Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2004 (the “Form 10-QSB”) of Community First Financial Corporation (the “Company”), we, John L. Wynne, President and Chief Executive Officer of the Company, and F.F. Falls, Vice President and Principal Financial Officer of the Company, hereby certify pursuant to 18 U.S.C § 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2003, that, to our knowledge:

(a) the Form 10-QSB fully complies with the requirement of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-QSB.

Date: November 10, 2004	/s/ John L. Wynne
John L. Wynne
President and Chief Executive Officer

Date: November 10, 2004	/s/ F. F. Falls
F. F. Falls
Vice President “Principal Financial Officer”

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